POWER OF ATTORNEY

      Know all by these presents, that the undersigned hereby constitutes and appoints each of (i) Lauren Silvernail and (ii) Gordon Ho, or any of them signing singly, and with full power of substitution, the undersigned's true and lawful attorneysinfact to:

      (1) prepare, execute in the undersigned's name and on the undersigned's behalf, and submit to the U.S. Securities and Exchange Commission (the "SEC") a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the SEC of reports required by Section 16(a) of the Securities and Exchange Act of 1934 or any rule or regulation of the SEC;

      (2) execute for and on behalf of the undersigned, in the undersigned's capacity as an officer, director or holder of 10% or more of a class of securities of Revance Therapeutics, Inc.(the "Company"), Forms 3, 4 and 5 in accordance with Section 16 (a) of the Securities Exchange Act of 1934, and the rules thereunder;

      (3) do and perform any and all acts for an on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4 or 5, complete and execute any amendment or amendments thereto, and timely file such form with the SEC and any stock exchange or similar authority; and

      (4) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorneyinfact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorneyinfact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and
            conditions   as   such   attorneyinfact   may   approve   in  such
            attorneyinfact's discretion.

      The undersigned hereby grants to each such attorneyinfact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorneyinfact, or such attorneysinfact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneysinfact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

      This Power of Attorney shall remain in full force and effect until the earliest to occur of (a) the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, (b) revocation by the undersigned in a signed
writing   delivered  to  the  foregoing  attorney-in-fact  or  (c)  as  to  any attorney-in-fact individually, until such attorney-in-fact shall no longer be employed by the Company or Cooley LLP

      IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 2nd day of September, 2017.

                                       /s/ Mark J. Foley
                                       -----------------------------------------
                                           Mark J. Foley